UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 26, 2012

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

77 East King Street, P.O. Box 250, Shippensburg, Pennsylvania	17257
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(717) 532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ORRSTOWN FINANCIAL SERVICES, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2012, Philip E. Fague, 52, Senior Executive Vice President, Assistant Secretary and Treasurer of Orrstown Financial Services, Inc. (the “Company”), was appointed as principal financial officer of the Company.  From 1997 to June 2011, Mr. Fague served as Executive Vice President of Orrstown Bank (the “Bank”).  Since September 2009 Mr. Fague has served as Mortgage and Consumer Business officer of the Bank.  From January 2008 to September 2009, Mr. Fague served as Chief Retail Officer of the Bank and, from 2002 to 2008, as Chief Sales and Service Officer of the Bank.  Mr. Fague is a Certified Public Accountant.

The terms of Mr. Fague’s employment with the Company and the Bank, including the description of his Executive Employment and Change in Control Agreement, were included in the Company’s Proxy Statement dated March 30, 2012.  Such description is  incorporated herein by this reference.

There were no transactions between Mr. Fague and the Company and the Bank of the type required to be disclosed in response to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.
Date: July 26, 2012	By:	/s/ Thomas R. Quinn, Jr.
Thomas R. Quinn, Jr. President and Chief Executive Officer (Duly Authorized Representative)